 As filed with the Securities and Exchange Commission on September 10, 2001.
                                                       Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ______________

                         AMERISOURCEBERGEN CORPORATION
            (Exact name of Registrant as specified in its charter)

                                          1300 Morris Drive, Suite 100
          Delaware                          Chesterbrook, PA 19087                          23-3079390
   (State of Incorporation)      (Address of principal executive offices) (Zip Code)     (I.R.S. Employer
                                                                                         Identification No.)

             AMERISOURCE HEALTH CORPORATION 2001 STOCK OPTION PLAN
               AMERISOURCE HEALTH CORPORATION 2001 NON-EMPLOYEE
                          DIRECTORS STOCK OPTION PLAN
             AMERISOURCE HEALTH CORPORATION 1999 STOCK OPTION PLAN
               AMERISOURCE HEALTH CORPORATION 1999 NON-EMPLOYEE
                          DIRECTORS STOCK OPTION PLAN
             AMERISOURCE HEALTH CORPORATION 1996 STOCK OPTION PLAN
               AMERISOURCE HEALTH CORPORATION 1996 NON-EMPLOYEE
                          DIRECTORS STOCK OPTION PLAN
             AMERISOURCE HEALTH CORPORATION 1995 STOCK OPTION PLAN
              BERGEN BRUNSWIG CORPORATION 1999 MANAGEMENT STOCK
                                INCENTIVE PLAN
                BERGEN BRUNSWIG CORPORATION 1999 NON-EMPLOYEE
                             DIRECTOR'S STOCK PLAN
           AMENDED AND RESTATED 1989 STOCK INCENTIVE PLAN OF BERGEN
                BRUNSWIG CORPORATION AND SUBSIDIARY COMPANIES
                        PHARMERICA, INC. STOCK OPTIONS

                           (Full Title of the Plans)

                           William D. Sprague, Esq.
                         Vice President and Secretary
                         AmerisourceBergen Corporation
                         1300 Morris Drive, Suite 100
                            Chesterbrook, PA  19087
                    (Name and address of agent for service)
                                (610) 727-7000
         (Telephone number, including area code, of agent for service)

                                With a Copy to:

                           Craig L. Godshall, Esq.
                                    Dechert
                           4000 Bell Atlantic Tower
                               1717 Arch Street
                       Philadelphia, Pennsylvania  19103
                                (215) 994-4000


                                              CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                   Amount             Proposed                 Proposed               Amount of
   Title of Securities             to be          Maximum Offering         Maximum Aggregate        Registration
    to be Registered            Registered(1)     Price Per Share(2)        Offering Price(2)           Fee
------------------------------------------------------------------------------------------------------------------
Common Stock of
AmerisourceBergen Corporation   8,948,440.57         $40.86585              $365,685,664.71          $91,421.42
par value $.01 per share           shares

(1) Represents 59,346 shares under the AmeriSource Health Corporation 2001 Stock Option Plan, 225,000 shares under the AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option Plan, 2,691,039 shares under the AmeriSource Health Corporation 1999 Stock Option Plan, 138,000 shares under the AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan, 567,800 shares under the AmeriSource Health Corporation 1996 Stock Option Plan, 40,000 shares under the AmeriSource Health Corporation 1996 Non-Employee Directors Stock Option Plan, 70,126 shares under the AmeriSource Health Corporation 1995 Stock Option Plan, 3,189,559.48 shares under the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan, 277,500 shares under the Bergen Brunswig Corporation 1999 Non-Employee Directors Stock Plan, 1,583,167.47 shares under the Amended and Restated 1989 Stock Incentive Plan of Bergen Brunswig Corporation and Subsidiary Companies and 106,902.62 shares under the Pharmerica, Inc. Stock Options.

(2) For purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $40.86585 per share, which was determined by taking the weighted average of the following: $35.45156 per share of Common Stock, par value $.01 per share ("Common Stock") of the Registrant determined by the weighted average exercise price of outstanding options issued under the Plans (7,219,549.08 shares); and for shares authorized but as yet unissued (1,728,891.49) $63.475 per share of Common Stock based on the average of the high and low sales price of the Common Stock of the registrant reported on the New York Stock Exchange on August 31, 2001.

                               EXPLANATORY NOTE

        AmerisourceBergen Corporation (the "Registrant") hereby files this Registration Statement on Form S-8 relating to its Common Stock, par value $.01 per share, which may be sold upon the exercise of options (collectively, "Options") granted under the option plans and agreements listed above (collectively, the "Plans").

     Pursuant to an Agreement and Plan of Merger dated as of March 16, 2001, AmeriSource Health Corporation ("AmeriSource"), a Delaware corporation, and Bergen Brunswig Corporation ("Bergen"), a New Jersey corporation, jointly formed a new company, the Registrant, a Delaware corporation, (formerly named AABB Corporation), with two subsidiaries, A-Sub Acquisition Corp., a Delaware corporation, and B-Sub Acquisition Corp., a New Jersey corporation. On August 29, 2001, A-Sub Acquisition Corp. was merged with and into AmeriSource and B-Sub Acquisition Corp. was merged with and into Bergen. As a result, AmeriSource and Bergen each became a wholly-owned subsidiary of the Registrant. Pursuant to the Merger Agreement, the Registrant assumed the obligations of AmeriSource and Bergen under the Plans on the following terms:

     (i) each option to purchase AmeriSource Common Stock (an "AmeriSource Option") automatically was converted into an option to purchase shares of the Registrant's Common Stock equal to the number of shares of AmeriSource Common Stock issuable immediately prior to the effective time of the Merger upon exercise of the AmeriSource Option, at an exercise price equal to the exercise price of the AmeriSource option; and

     (ii) each option to purchase Bergen Common Stock (a "Bergen Option") automatically was converted into an option to purchase shares of the Registrant's Common Stock equal to the number of shares of Bergen Common Stock issuable immediately prior to the effective time of the Merger upon exercise of the Bergen Option multiplied by 0.37, at an exercise price equal to the exercise price of the Bergen Option divided by 0.37.

     This Registration Statement relates to the Common Stock of the Registrant issuable upon exercise of the Options pursuant to the Plans.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The documents(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents of the Registrant, AmeriSource and Bergen which have been filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

          (a) AmeriSource's latest annual report on Form 10-K filed on December 20, 2000 for the year ended September 30, 2000;

          (b) Bergen's latest annual report on Form 10-K filed on December 29, 2000 for the year ended September 30, 2000;

          (c) all reports filed by the Registrant, AmeriSource and Bergen pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since September 30, 2000;

          (d) the description of the Registrant's Common Stock and the Registrant's financial statements contained in the registration statement on Form S-4 (File No. 333-61440), filed May 23, 2001, as amended, and including any amendment or report filed for the purpose of updating such description;

          (e) all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                Delaware law provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

 .     a breach of the duty of loyalty to the corporation or its stockholders;

 .     acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;.

 .     payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

 .     any transaction from which the director derived an improper personal benefit.

      The amended and restated certificate of incorporation, as amended, of AmerisourceBergen provides that the directors of AmerisourceBergen are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under Delaware law. Specifically, no director of AmerisourceBergen will be liable to AmerisourceBergen or its stockholders for monetary damages for breach of fidiciary duty as director, except for liability
(a) for any breach of the director's duty of loyalty to AmerisourceBergen or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the Delaware law, which pertains, among other things, to liability for the unlawful payment of dividends, or (d) for any transaction from which the director derived an improper personal benefit.

     Under Delaware law, a corporation may indemnify directors and officers:

 .    for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

 .    with respect to any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

     In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

     The amended and restated certificate of incorporation, as amended, of AmerisourceBergen provides that AmerisourceBergen will indemnify any person who is or was a director or officer of AmerisourceBergen, or is or was serving at the request of AmerisourceBergen as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves AmerisourceBergen or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person's heirs, executors and personal and legal representatives.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:



     Exhibit Number                 Description
     --------------                 -----------

          4.1 The relevant portions of the Certificate of Incorporation, as amended, of the Registrant defining the rights of holders of Common Stock (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-4 (File No. 333-61440), filed May 23, 2001, as amended).

          4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the registration statement on Form S-4 (File No. 333-61440), filed May 23, 2001, as amended).

          5.1            Opinion of Dechert (counsel to the Registrant).

          23.1           Consent of Ernst & Young LLP

          23.2           Consent of Deloitte & Touche LLP

          24.1           Power of Attorney (included on signature page).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on September 10, 2001.

                               AMERISOURCEBERGEN CORPORATION



                               By: /s/ R. David Yost
                                  ----------------------------------
                               R. David Yost
                               President and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. David Yost as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                     Title                            Date

                          President, Chief Executive
/s/ R. David Yost         Officer and Director                September 10, 2001
----------------------    (Principal Executive Officer)
R. David Yost

                           Executive Vice President and
/s/ Neil F. Dimick         Chief Financial Officer            September 10, 2001
----------------------     (Principal Financial Officer
Neil F. Dimick             and Principal Accounting
                           Officer)


/s/ Robert E. Martini
----------------------
Robert E. Martini          Chairman                           September 10, 2001

/s/ James R. Mellor
--------------------------
James R. Mellor            Director                           September 10, 2001

/s/ Richard C. Gozon
--------------------------
Richard C. Gozon           Director                           September 10, 2001

/s/ Rodney H. Brady
--------------------------
Rodney H. Brady            Director                           September 10, 2001

/s/ Edward E. Hagenlocker
--------------------------
Edward E. Hagenlocker      Director                           September 10, 2001

__________________________
Francis G. Rodgers         Director                           September 10, 2001

/s/ J. Lawrence Wilson
--------------------------
J. Lawrence Wilson         Director                           September 10, 2001

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.         Document
-----------         --------

   4.1 The relevant portions of the Certificate of Incorporation, as amended, of the Registrant defining the rights of holders of Common Stock (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-4 (File No. 333-61440), filed May 23, 2001 as amended).

   4.2 Amended and restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the registration statement on Form S-4 (File No. 333-61440), filed May 23, 2001 as amended).

   5.1              Opinion of Dechert (counsel to the Registrant).

  23.1              Consent of Ernst & Young LLP

  23.2              Consent of Deloitte & Touche LLP

  24.1              Power of Attorney (included on signature page).